UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2025

SLAM CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40094	98-1211848
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

55 Hudson Yards, 47th Floor, Suite C New York, NY	10001
(Address of principal executive offices)	(Zip Code)

(646) 762-8580

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share, $0.0001 par value, and one-fourth of one redeemable warrant	SLMUF	OTCQX® Best Market
Class A Ordinary Shares included as part of the units	SLAMF	OTCQX® Best Market
Redeemable Warrants included as part of the units, each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50	SLMWF	OTCQX® Best Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On July 18, 2025, (i) Lynk Global, Inc. (“LGI”); Lynk Global Partners (together with LGI, “Lynk”), Lynk Merger Sub 1, LLC (“Lynk Merger Sub 1”), and Lynk Merger Sub 2, LLC (together with Lynk and Lynk Merger Sub 1, the “Lynk Parties”), and (ii) Slam Corp. (“Slam”), Slam Sponsor, LLC (“Slam Sponsor”), Antara Capital Master Fund, LP (“Antara”), A-Rod Corp., and A-Rod Slam LLC (together with A-Rod Corp., “ARC”), and certain members of the board of directors of Slam (collectively with SLAM, SLAM Sponsor, ARC, and Antara, being the “SLAM Parties”) mutually agreed to terminate the previously announced Business Combination Agreement (the “BCA”) among such parties, originally entered into on February 3, 2025. The BCA termination was on mutually acceptable terms and was completed as part of the full dismissal and settlement of related litigation in the Delaware Court of Chancery, which was commenced on June 19, 2025. Pursuant to the settlement agreement, the Lynk Parties and the SLAM Parties agreed to terminate the BCA and release claims made. In addition, the settlement agreement provides that Lynk will make a deferred payment to Slam within the next two years that is significantly less than Slam’s current liabilities.

Item 1.02 Termination of Material Definitive Agreement

The information contained in Item 1.01 above is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 24, 2025	Slam Corp.

	By:	/s/ Ryan Bright
	Name:	Ryan Bright
	Title:	Chief Financial Officer

2